UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2007

NORTHWAY FINANCIAL, INC.
(Exact name of registrant as specified in its charter)
____________________

New Hampshire	000-23129	04-3368579
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

9 Main Street
Berlin, New Hampshire 03570
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (603)752-1171

No Change
(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 9, 2007, Northway Financial, Inc. (the “Company”) called and paid off a $13,000,000 floating rate trust preferred security, issued by Northway Capital Trust II, callable by the Company on July 7, 2007. This resulted in the write-off of deferred origination costs of $355,000 and the approximate after-tax reduction in net income was $234,000.

The source of funds was from two sources. $3,000,000 came from the Company’s private placement of a floating rate trust preferred security on March 22, 2007 and $10,000,000 came from the Company’s private placement of a floating rate trust preferred security on June 15, 2007. The effect of which is a 2.15% reduction in the interest rate on the $13,000,000. This results in a $280,000 per year reduction in interest expense, the approximate after-tax effect of which is $185,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

NORTHWAY FINANCIAL, INC.

Dated: July 12, 2007	By: \s\Richard P. Orsillo
Richard P. Orsillo
Senior Vice President and Chief Financial Officer